UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2024

SIGMA ADDITIVE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38015	27-1865814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SASI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 26, 2024 (the “Effective Date”), Sigma Additive Solutions, Inc. (the “Company”) and NextTrip Holdings, Inc., a wholly owned subsidiary of the Company (“NextTrip”), entered into a Perpetual License Agreement (the “License Agreement”) with Promethean TV, Inc. (“Promethean”), pursuant to which Promethean (i) sold NextTrip the code for the Licensed Software (as defined in the License Agreement) and (ii) granted NextTrip an irrevocable, worldwide, perpetual right and non-exclusive license to forever retain and use the code and each executable copy of the Licensed Software for the commercial exploitation by NextTrip in the travel solutions industry, subject to certain limitations set forth in the License Agreement (the “Perpetual License”). The term of the License Agreement commenced on the Effective Date and shall continue in perpetuity unless and until terminated by either party pursuant to the terms of the License Agreement.

As consideration for the Perpetual License and the other rights granted pursuant to the License Agreement, the Company issued Promethean 100,000 restricted shares of its Series G Convertible Preferred Stock (“Series G Preferred”), and NextTrip waived all past debts to NextTrip previously incurred by Promethean. For a period of six months from the Effective Date, the Company has the right to repurchase up to fifty percent of the Series G Preferred issued to Promethean, or the shares of Company common stock underlying the Series G Preferred if converted during such period, for $1.00 as consideration for any breaches of representations and warranties or indemnities of Promethean pursuant to certain provisions of the License Agreement.

Additionally, pursuant to the License Agreement, Promethean covenants to vote all of its shares of Series G Preferred with respect to any resolution presented to the stockholders of the Company for the purpose of obtaining stockholder approval of an amendment or amendments to the Company’s amended and restated articles of incorporation, as amended (the “Charter”), to effect (i) an increase in the number of common stock authorized for issuance there under to 100,000,000 or more, (ii) a change in the Company’s name to “NextTrip, Inc.” and (iii) approving an adjournment of any meeting of the Company’s stockholders called to vote on the foregoing matters.

Pursuant to the License Agreement, for a period of one year from the Effective Date, NextTrip shall have a right and option of first refusal to purchase Promethean on such terms as are mutually acceptable to the parties.

The License Agreement contains customary representations, warranties and covenants, as well as certain indemnification rights and obligations, by the Company and Promethean.

The foregoing description of the terms of the License Agreement is not complete and is qualified, in its entirety, by reference to the full text of the License Agreement, a copy of which is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 10.1, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 regarding the issuance of the Series G Preferred is hereby incorporated herein by reference.

On January 26, 2024, the Company also issued an aggregate of 150,000 shares of Series H Convertible Preferred Stock (the “Series H Preferred”) to two parties in exchange for resolution of certain services, payables and/or other liabilities of the Company.

The shares of Series G Preferred and Series H Preferred issued by the Company (together, the “Preferred Shares”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and were issued to the respective recipients in transactions exempt from registration under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. Accordingly, the Preferred Shares constitute, and the shares of Company common stock underlying the Preferred Shares, when issued upon conversion of the Preferred Shares, will constitute, “restricted securities” within the meaning of Rule 144 under the Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series G Certificate of Designation

On January 26, 2024, the Company filed a Certificate of Designation of Series G Convertible Preferred Stock (the “Series G Certificate of Designation”) with the Secretary of State of the State of Nevada, designating 100,000 shares of the Company’s preferred stock as Series G Convertible Preferred Stock, par value $0.001 per share.

The terms and conditions set forth in the Series G Certificate of Designation are summarized below:

Ranking. The Series G Preferred rank pari passu to the Company’s common stock.

Dividends. Holders of Series G Preferred will be entitled to dividends, on an as-converted basis, equal to dividends actually paid, if any, on shares of Company common stock.

Voting. Except as provided by the Company’s Charter or as otherwise required by the Nevada Revised Statutes, holders of Series G Preferred are entitled to vote with the holders of outstanding shares of Company common stock, voting together as a single class, with respect to all matters presented to the Company’s stockholders for their action or consideration. In any such vote, each holder is entitled to a number of votes equal to the number of shares of common stock into which the Series G Preferred held by such holder is convertible. The Company may not, without the consent of holders of a majority of the outstanding shares of Series G Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series G Preferred or alter or amend the Series G Certificate of Designation, (ii) amend its Charter or other charter documents in any manner that adversely effects any rights of the holders of the Series G Preferred, or (c) enter into any agreement with respect to the foregoing.

Conversion. On such date that the Company amends its Charter to increase the number of shares of common stock authorized for issuance thereunder, to at least the extent required to convert all of the outstanding shares of Series G Preferred, each outstanding share of Series G Preferred shall automatically be converted into one share of Company common stock (subject to adjustment under certain limited circumstances) (the “Series G Conversion Ratio”).

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of Series G Preferred will be entitled to participate, on an as-converted-to-common stock basis calculate based on the Series G Conversion Ratio, with holders of Company common stock in any distribution of assets of the Company to holders of the Company’s common stock.

Redemption Right. The Company shall have the right to redeem up to fifty percent of the Series G Preferred Stock for an aggregate price of $1.00 in accordance with the terms of the License Agreement.

Series H Certificate of Designation

On January 26, 2024, the Company filed a Certificate of Designation of Series H Convertible Preferred Stock (the “Series H Certificate of Designation”) with the Secretary of State of the State of Nevada, designating 150,000 shares of the Company’s preferred stock as Series H Preferred Stock, par value $0.001 per share.

The terms and conditions set forth in the Series H Certificate of Designation are summarized below:

Ranking. The Series H Preferred rank pari passu to the Company’s common stock.

Dividends. Holders of Series H Preferred will be entitled to dividends, on an as-converted basis, equal to dividends actually paid, if any, on shares of Company common stock.

Voting. Except as provided by the Company’s Charter or as otherwise required by the Nevada Revised Statutes, holders of Series H Preferred are entitled to vote with the holders of outstanding shares of Company common stock, voting together as a single class, with respect to all matters presented to the Company’s stockholders for their action or consideration. In any such vote, each holder is entitled to a number of votes equal to the number of shares of common stock into which the Series H Preferred held by such holder is convertible. The Company may not, without the consent of holders of a majority of the outstanding shares of Series H Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series H Preferred or alter or amend the Series H Certificate of Designation, (ii) amend its Charter or other charter documents in any manner that adversely effects any rights of the holders of the Series H Preferred, or (c) enter into any agreement with respect to the foregoing.

Conversion. On such date that the Company amends its Charter to increase the number of shares of common stock authorized for issuance thereunder, to at least the extent required to convert all of the outstanding Series H Preferred, each outstanding share of Series H Preferred shall automatically be converted into one share of Company common stock (subject to adjustment under certain limited circumstances) (the “Series H Conversion Ratio”).

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of Series H Preferred will be entitled to participate, on an as-converted-to-common stock basis calculate based on the Series H Conversion Ratio, with holders of Company common stock in any distribution of assets of the Company to holders of the Company’s common stock.

The foregoing descriptions of the Series G Preferred and Series H Preferred are qualified, in their entirety, by reference to the full text of the Series G Certificate of Designation and Series H Certificate of Designation, copies of which are attached to this Report as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designation of Series G Convertible Preferred Stock.
3.2	Certificate of Designation of Series H Convertible Preferred Stock.
10.1	Perpetual License Agreement, by and among the Company, NextTrip Holdings, Inc. and Promethean TV, Inc., dated as of January 26, 2024.
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2024	SIGMA ADDITIVE SOLUTIONS, INC.

	By:	/s/ William Kerby
William Kerby
Chief Executive Officer